EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21879, 33-41074, 33-62181, 33-60479, 333-93801
and 333-85509) of Tech Data Corporation of our report dated June 22, 2000 appearing on page 1 of this Form 11-K.


/s/ SPENCE, MARSTON, BUNCH, MORRIS, & CO.
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Spence, Marston, Bunch, Morris, & Co.
Clearwater, Florida
June 29, 2000